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INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202
                                            Employer Identification Number:
Date: January 27, 1995                          36-3197969
                                            File Folder Number:
U S B HOLDING COMPANY INC                       133002169
C/O J ROBERT COVIN                          Person to Contact:
6409 QUAIL HOLLOW ROAD                          ROSE DESROCHER
MEMPHIS, TN 38120                           Contact Telephone Number:
                                                (203) 258-2024
                                            Plan Name:
                                             U S B HOLDING COMPANY INC
                                             EMPLOYEE STOCK OWNERSHIP PLAN WITH
                                            Plan Number: 001



Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated January 19, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination is also subject to your adoption of the proposed amendments submitted in your letter(s) dated January 24, 1995. These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code Section 401(b).

     This determination letter is applicable for the amendment(s) adopted on August 17, 1994.

     This plan satisfies the requirements of Code section 4975(e)(7).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1,401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe


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                                      -2-

U S B HOLDING COMPANY INC

harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                                          Sincerely yours,

                                                          /s/ Herbert J. Huff
                                                          ----------------------
                                                          Herbert J. Huff
                                                          District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans


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